Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

AMPHENOL CORPORATION REPORTS

FOURTH QUARTER 2016 RECORD RESULTS

AND NEW STOCK REPURCHASE PROGRAM

Wallingford, Connecticut.  January 25, 2017.  Amphenol Corporation (NYSE:APH) reported today record diluted earnings per share (EPS) for the fourth quarter 2016 of $0.75 compared to $0.63 for the comparable 2015 period.  Sales for the fourth quarter of 2016 were also a record $1.651 billion compared to $1.431 billion for the comparable 2015 period. Currency translation had the effect of decreasing sales by approximately $20 million in the fourth quarter of 2016 compared to the 2015 period.

For the twelve months ended December 31, 2016, GAAP Diluted EPS was $2.61, compared to $2.41 for the comparable 2015 period.  The 2016 period included $37 million ($0.11 per share) of acquisition-related costs, mainly relating to the acquisition of FCI Asia Pte Ltd (FCI) on January 8, 2016.  The acquisition-related costs included external transaction costs, amortization related to the value associated with acquired backlog and restructuring charges.  GAAP Diluted EPS for the comparable 2015 period included a charge for acquisition-related transaction costs of $6 million ($0.02 per share).  Excluding the effect of these items, Adjusted Diluted EPS1 for the twelve months ended December 31, 2016 and 2015 were $2.72 and $2.43, respectively.  Sales for the twelve months ended December 31, 2016 were $6.286 billion compared to $5.569 billion for the comparable 2015 period.  Currency translation had the effect of decreasing sales by approximately $60 million for the full year 2016 compared to the comparable 2015 period.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are very pleased to close 2016 above the high end of our guidance with record sales and diluted EPS in the quarter of $1.651 billion and $0.75, respectively.  We achieved these results despite the ongoing uncertainties in the global economy.  Compared to the fourth quarter 2015, sales increased by 15%, with organic growth in all markets except mobile devices and commercial aerospace, together with contributions from the Company’s successful acquisition program. For the full year 2016, we grew sales and Adjusted Diluted EPS by 13% and 12%, respectively.  This success was supported by our unique entrepreneurial culture, which continues to enable strong operating results, as demonstrated by the Company’s record operating margin of 20.5% in the fourth quarter 2016.  This excellent profitability reflects a very successful first year for FCI, the largest acquisition in the Company’s history, and is a direct result of our entire management team’s ability to drive disciplined operational execution together with an unrelenting focus on all elements of cost.  Operating cash flow in the quarter and for the full year was $349 million and $1,078 million, respectively, a clear confirmation of the quality of the Company’s earnings.  I am very proud of our organization as we continue to execute extremely well.”

“We continue to expand our growth opportunities through a deep commitment to developing enabling technologies for customers in all of our end markets, an ongoing strategy of market and geographic diversification, as well as an active and successful acquisition program.  As part of that program, in January 2017, the Company acquired Phitek Systems Limited (Phitek).  Phitek, based in New Zealand, designs and supplies aircraft in-flight entertainment interconnect products for the commercial aerospace industry, and generates annual sales of approximately $20 million.  This acquisition strengthens the Company’s global capabilities and enhances our product offering in this important end market.”

“In addition to our successful acquisition program, the Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  This includes the purchase, during the fourth quarter, of 1.5 million shares of the Company’s stock, completing the repurchase of all of the shares authorized under the Company’s 2015 Stock Repurchase Program.  On January 24, 2017, the Company’s Board of Directors authorized a new two-year open market stock repurchase plan for the purchase of up to $1 billion of the Company’s common stock.”

“The current economic environment remains uncertain, including in particular the dynamics related to any potential government policy changes.  Considering this uncertain environment and based on current currency exchange rates, we expect first quarter 2017 sales in the range of $1.495 billion to $1.535 billion and diluted EPS in the range of $0.65 to $0.67.  For the full year 2017, we expect to achieve sales in the range of $6.340 billion to $6.500 billion, an increase over 2016 of 1% to 3% and diluted EPS of $2.84 to $2.92, an increase of 9% to 12% over 2016 GAAP Diluted EPS and an increase of 4% to 7% over 2016 Adjusted Diluted EPS.”

“The electronics revolution continues to create exciting, long-term growth opportunities for Amphenol.  We remain very confident for the future, with new applications and higher performance requirements driving increased demand for our broadened range of high technology products across all of our diversified end markets.  Our ongoing actions to strengthen our competitive advantages and build sustained financial strength, as well as our initiatives to expand our high technology product offering both organically and through our successful acquisition program, have created an excellent base for future performance.  I am confident in the ability of our outstanding management team to dynamically adjust to the constantly changing environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its fourth quarter results at 1:00 PM (EST) Wednesday, January 25, 2017.  The toll free dial-in number to participate in this call is 888-455-0949; International dial-in number is 773-799-3973; Passcode:  LAMPO.  There will be a replay available until 10:59 PM (EST) on Saturday, February 25, 2017.  The replay numbers are toll free 800-677-5817; International toll number is 203-369-3132; Passcode: 7183.

A live broadcast as well as a replay will also be available on the Internet at http://www.amphenol.com/investors/webcasts.php.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release contains certain statements that are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to the Company’s expectations regarding first quarter and full year 2017 sales and diluted EPS, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances.  Forward-looking statements may be identified through the use of terms such as “expect”, “may”, “will”, “should”, “intend”, “plan”, “guidance” and/or other similar expressions generally intended to identify forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements.  Factors that might cause or contribute to a material difference include, but are not limited to, governmental, political, economic, end market, competitive, technological, acquisition-related, cybersecurity and foreign currency-related risk factors that may affect the Company’s operations, products, markets, customers and prices.  Details regarding various significant risks and uncertainties that may affect our operating and financial performance can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other Company filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking diluted EPS included in our first quarter and full year 2017 guidance assumes that the Company will not have, in either period, any income or expense that is not directly related to the Company’s operating performance during such periods. Further details regarding these types of income and expense are provided below under the heading “Non-GAAP Financial Measures.”  To the extent the Company has any such income or expense in such periods that is not directly related to the Company’s operating performance, then the Company’s forward-looking diluted EPS for the first quarter and/or full year 2017 will be adjusted to exclude such income or expense.  Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to revise or update these statements whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol and Adjusted Diluted EPS (“non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1  All non-GAAP financial measures referenced are defined within this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$1,651.1	$1,430.5	$6,286.4	$5,568.7

Cost of sales	1,105.0	972.0	4,246.4	3,789.2

Gross profit	546.1	458.5	2,040.0	1,779.5

Acquisition-related expenses	—	—	36.6	5.7

Selling, general and administrative expenses	207.0	169.5	798.2	669.1

Operating income	339.1	289.0	1,205.2	1,104.7

Interest expense	(18.4)	(17.2)	(72.6)	(68.3)
Other income, net	3.5	3.8	8.5	16.4

Income before income taxes	324.2	275.6	1,141.1	1,052.8

Provision for income taxes	(85.9)	(73.0)	(308.5)	(280.5)

Net income	238.3	202.6	832.6	772.3
Less: Net income attributable to noncontrolling interests	(2.9)	(2.5)	(9.7)	(8.8)

Net income attributable to Amphenol Corporation	$235.4	$200.1	$822.9	$763.5

Net income per common share - Basic	$0.76	$0.65	$2.67	$2.47

Weighted average common shares outstanding - Basic	308.5	308.5	308.3	309.1

Net income per common share - Diluted (1) (2)	$0.75	$0.63	$2.61	$2.41

Weighted average common shares outstanding - Diluted	315.7	315.4	315.2	316.5

Dividends declared per common share	$0.16	$0.14	$0.58	$0.53

Note 1     Earnings per share for the twelve months ended December 31, 2016 included acquisition-related expenses of $36.6 million ($33.1 million after-tax) or $0.11 per share.  Excluding this effect, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $2.72 for the twelve months ended December 31, 2016.

Note 2     Earnings per share for the twelve months ended December 31, 2015 included acquisition-related expenses of $5.7 million ($5.7 million after-tax) or $0.02 per share.  Excluding this effect, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $2.43 for the twelve months ended December 31, 2015.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	December 31,	December 31,
	2016	2015
ASSETS

Current Assets:
Cash and cash equivalents	$1,034.6	$1,737.2
Short-term investments	138.6	23.2
Total cash, cash equivalents and short-term investments	1,173.2	1,760.4
Accounts receivable, less allowance for doubtful accounts of $23.6 and $25.6, respectively	1,349.3	1,104.6
Inventories	928.9	851.8
Other current assets	139.8	133.2

Total current assets	3,591.2	3,850.0

Land and depreciable assets, less accumulated depreciation of $1,007.2 and $900.9, respectively	711.4	609.5
Goodwill	3,678.8	2,692.9
Intangibles, net and other long-term assets	517.3	306.0

	$8,498.7	$7,458.4

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$678.2	$587.8
Accrued salaries, wages and employee benefits	131.8	105.6
Accrued income taxes	125.1	81.8
Other accrued expenses	275.6	189.7
Accrued dividends	49.3	43.2
Current portion of long-term debt	375.2	0.3

Total current liabilities	1,635.2	1,008.4

Long-term debt, less current portion	2,635.5	2,813.2
Accrued pension and postretirement benefit obligations	288.4	262.5
Other long-term liabilities	216.5	95.9

Equity:
Common stock	0.3	0.3
Additional paid-in capital	1,020.9	783.3
Retained earnings	3,122.7	2,804.4
Accumulated other comprehensive loss	(469.0)	(349.5)

Total shareholders' equity attributable to Amphenol Corporation	3,674.9	3,238.5

Noncontrolling interests	48.2	39.9

Total equity	3,723.1	3,278.4

	$8,498.7	$7,458.4

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Twelve Months Ended
	December 31,
	2016	2015
Cash from operating activities:
Net income	$832.6	$772.3
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	217.0	171.6
Stock-based compensation expense	47.6	44.2
Excess tax benefits from stock-based compensation payment arrangements	(44.4)	(16.2)
Net change in components of working capital	51.2	46.9
Net change in other long-term assets and liabilities	(26.4)	11.7

Net cash provided by operating activities	1,077.6	1,030.5

Cash from investing activities:
Purchases of land and depreciable assets	(190.8)	(172.1)
Proceeds from disposals of land and depreciable assets	7.1	8.7
Purchases of short-term investments	(232.4)	(134.7)
Sales and maturities of short-term investments	108.5	470.6
Acquisitions, net of cash acquired	(1,305.1)	(199.8)

Net cash used in investing activities	(1,612.7)	(27.3)

Cash from financing activities:
Long-term borrowings under credit facilities	—	132.6
Repayments of long-term debt	—	(217.7)
Borrowings under commercial paper program, net	183.2	238.7
Payment of costs related to debt financing	(3.0)	—
Proceeds from exercise of stock options	147.2	64.4
Excess tax benefits from stock-based compensation payment arrangements	44.4	16.2
Distributions to and purchases of noncontrolling interests	(6.8)	(6.1)
Purchase and retirement of treasury stock	(325.8)	(248.9)
Dividend payments	(172.7)	(159.3)

Net cash used in financing activities	(133.5)	(180.1)

Effect of exchange rate changes on cash and cash equivalents	(34.0)	(54.8)

Net change in cash and cash equivalents	(702.6)	768.3

Cash and cash equivalents balance, beginning of year	1,737.2	968.9

Cash and cash equivalents balance, end of year	$1,034.6	$1,737.2

Cash paid during the year for:
Interest	$68.5	$64.1
Income taxes	246.8	250.7

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three months ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales:
Interconnect Products and Assemblies	$1,555.3	$1,349.6	$5,922.3	$5,239.1
Cable Products and Solutions	95.8	80.9	364.1	329.6
Consolidated Net sales	$1,651.1	$1,430.5	$6,286.4	$5,568.7

Operating income:
Interconnect Products and Assemblies	$348.1	$301.9	$1,280.3	$1,158.3
Cable Products and Solutions	14.2	10.1	52.8	40.3
Stock-based compensation expense	(12.2)	(12.1)	(47.6)	(44.2)
Other operating expenses	(11.0)	(10.9)	(43.7)	(44.0)
Acquisition-related expenses	—	—	(36.6)	(5.7)
Consolidated Operating income	$339.1	$289.0	$1,205.2	$1,104.7

Operating margin (%):
Interconnect Products and Assemblies	22.4%	22.4%	21.6%	22.1%
Cable Products and Solutions	14.9%	12.5%	14.5%	12.2%
Stock-based compensation expense	-0.7%	-0.8%	-0.8%	-0.8%
Other operating expenses	-0.7%	-0.8%	-0.7%	-0.8%
Acquisition-related expenses	0.0%	0.0%	-0.6%	-0.1%
Consolidated Operating margin (%)	20.5%	20.2%	19.2%	19.8%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures indicated below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.

The following are reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, specifically Operating Income, Operating Margin, Net Income attributable to Amphenol Corporation, and Diluted earnings per share (EPS) for the twelve months ended December 31, 2016 and 2015:

	2016				2015
			Net Income				Net Income
	Operating	Operating	attributable	Diluted	Operating	Operating	attributable	Diluted
	Income	Margin	to Amphenol	EPS	Income	Margin	to Amphenol	EPS

Reported (GAAP)	$1,205.2	19.2%	$822.9	$2.61	$1,104.7	19.8%	$763.5	$2.41

Acquisition-related expenses	36.6	0.6%	33.1	0.11	5.7	0.1%	5.7	0.02

Adjusted (non-GAAP) (1)	$1,241.8	19.8%	$856.0	$2.72	$1,110.4	19.9%	$769.2	$2.43

(1)	Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol, and Adjusted Diluted EPS are non-GAAP financial measures and are defined as follows:

Adjusted Operating Income is defined as Operating Income, as reported in the Condensed Consolidated Statements of Income, excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol is defined as Net Income attributable to Amphenol Corporation, as reported in the Condensed Consolidated Statements of Income, excluding income and expenses and their related tax effects, that are not directly related to the Company's operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported or as forecasted in accordance with GAAP), excluding income and expenses and their related tax effects, that are not directly related to the Company's operating performance during the periods presented.  Adjusted Diluted EPS is calculated as Adjusted Net Income attributable to Amphenol, as defined above, divided by the weighted average outstanding diluted shares as reported in the Company’s Condensed Consolidated Statements of Income.